Exhibit 99.1

AGREEMENT

JOINT FILING OF SCHEDULE 13D

The undersigned hereby agree to jointly prepare and file with regulatory authorities this Schedule 13D and any future amendments thereto reporting each of the undersigned’s ownership of securities of BJ’s Restaurants, Inc., and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: March 6, 2024	PW PARTNERS ATLAS FUND IV LP

By: PW Partners Atlas Funds, LLC, its general partner

By:	/s/ Patrick Walsh
Name: Patrick Walsh
Title: Managing Member and Chief Executive Officer

Date: March 6, 2024	PW PARTNERS ATLAS FUND I LP

By: PW Partners Atlas Funds, LLC, its general partner

By:	/s/ Patrick Walsh
Name: Patrick Walsh
Title: Managing Member and Chief Executive Officer

Date: March 6, 2024	PW PARTNERS ATLAS FUNDS, LLC

By:	/s/ Patrick Walsh
Name: Patrick Walsh
Title: Managing Member and Chief Executive Officer

Date: March 6, 2024	PW PARTNERS, LLC

By:	/s/ Patrick Walsh
Name: Patrick Walsh
Title: Managing Member and Chief Executive Officer

Date: March 6, 2024	PW PARTNERS CAPITAL MANAGEMENT LLC

By:	/s/ Patrick Walsh
Name: Patrick Walsh
Title: Managing Member

Date: March 6, 2024	PATRICK WALSH

By:	/s/ Patrick Walsh
Patrick Walsh